         As filed with the Securities and Exchange Commission on March 6, 1998
                                          Registration Statement No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                               SUMMIT DESIGN, INC.
                    (Exact name of Registrant as specified in
                                  its charter)

     Delaware
     --------                                                   93-1137888
  (State or Other                                               ----------
  Jurisdiction of                                            (I.R.S. Employer
  Incorporation or                                            Identification
   Organization)                                                  Number)


                 9305 S.W. Gemini Drive, Beaverton, Oregon 97008
                     (Address of Principal Executive Officer)

                          -----------------------------

                          SIMULATION TECHNOLOGIES CORP.
                             1994 STOCK OPTION PLAN

                            (Full Title of the Plan)

                          -----------------------------

                                LARRY J. GERHARD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               SUMMIT DESIGN, INC.
                             9305 S.W. GEMINI DRIVE
                             BEAVERTON, OREGON 97008
                                 (503) 643-9281

                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                          -----------------------------

                                    Copy to:
                             STEVEN V. BERNARD, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050


                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed Maximum      Proposed Maximum
                                                   Amount to be       Offering Price Per    Aggregate Offering        Amount of
     Title of Securities to be Registered         Registered (1)           Share (2)              Price           Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                        657,122                $.9821             $645,359.52             $190.38

(1) Pursuant to the Agreement and Plan of Reorganization dated as of September 5, 1997, by and among Summit Design, Inc. (the "Registrant"), Star Acquisition, Inc. and Simulation Technologies Corp. ("SimTech"), the Registrant assumed all of the outstanding options to purchase Common Stock of SimTech under the Simulation Technologies Corp. 1994 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with adjustments to the number of shares and exercise price of each assumed option.
(2) Computed in accordance with Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the filing fee based upon the weighted average exercise price of $.9821 per share.

                                 SUMMIT DESIGN, INC.

                          REGISTRATION STATEMENT ON FORM S-8

                                       PART II

Item 3.        Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Registrant's Current Report on Form 8-K dated February 28, 1997, filed pursuant to Section 13(a) of the Exchange Act.

     3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

     4. The Registrant's Current Report on Form 8-K dated July 11, 1997, filed pursuant to Section 13(a) of the Exchange Act.

     5. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed pursuant to Section 13(a) of the Exchange Act.

     6. The Registrant's Current Report on Form 8-K dated September 9, 1997, filed pursuant to Section 13(a) of the Exchange Act.

     7. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed pursuant to Section 13(a) of the Exchange Act.

     8. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 9, 1996, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was declared effective on October 17, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law.
Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

     The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.        INDEX TO EXHIBITS.

Exhibit
Number              Description of Document
-------             -----------------------

4.1 Simulation Technologies Corp. 1994 Stock Option Plan and form of agreement thereto.

5.1  Opinion of Counsel as to legality of securities being registered

23.1 Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Counsel (contained in Exhibit 5.1)

24.1 Power of Attorney (see page 6)
__________________


ITEM 9.        UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon on this 6th day of March, 1998.

                              SUMMIT DESIGN, INC.

                              By:  /s/ Larry J. Gerhard
                                   -------------------------------------
                                   Larry J. Gerhard
                                   President and Chief Executive Officer


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, jointly and severally, Larry J. Gerhard and C. Albert Koob, or any of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signatures                       Title                    Date
----------------------------   ---------------------------     --------------
 /s/ Larry J. Gerhard          Chairman of the Board,          March 6, 1998
 -----------------------       President and Chief
 Larry J. Gerhard              Executive Officer (Principal
                               Executive Officer)

 /s/ C. Albert Koob            Vice President - Finance,       March 6, 1998
 ----------------------        Chief Financial Officer and
 C. Albert Koob                Secretary (Principal
                               Financial and Accounting
                               Officer)

 /s/ William V. Botts          Director                        March 6, 1998
 ----------------------
 William V. Botts

 /s/ Amihai Ben-David          Director                        March 6, 1998
 ----------------------
 Amihai Ben-David

 /s/ Steven P. Erwin           Director                        March 6, 1998
 ----------------------
 Steven P. Erwin

 /s/ Barbara M. Karmel         Director                        March 6, 1998
 ----------------------
 Barbara M. Karmel

                                  Index to Exhibits

Exhibit
Number              Description of Document
-------             ---------------------------------------------------------
4.1 Simulation Technologies 1994 Stock Option Plan and form of agreement thereto

5.1  Opinion of Counsel as to legality of securities being registered

23.1 Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Counsel (contained in Exhibit 5.1)

24.1 Power of Attorney (see page 6)
__________________